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Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

        To Sprott Asset Management LP, Manager of Sprott Physical Gold and Silver Trust

        We consent to the incorporation by reference in this Registration Statement of Sprott Physical Gold and Silver Trust (the "Trust") on Form F-10 of our Report of Independent Registered Public Accounting Firm dated March 22, 2021 on the financial statements of the Trust comprising the statements of financial position as of December 31, 2020 and 2019, the related statements of comprehensive income (loss), changes in equity, and cash flows for each of the years ended December 31, 2020 and 2019, and the related notes, and our Report of Independent Registered Public Accounting Firm dated March 22, 2021 on the effectiveness of internal control over financial reporting of the Trust as of December 31, 2020.

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada
April 8, 2021

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  Exhibit 5.1
Consent of Independent Registered Public Accounting Firm